UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 8, 2006

Tripath Technology Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31081	77-0407364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2560 Orchard Parkway

San Jose, California 95131

(Address of principal executive offices, including zip code)

(408) 750-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)

The information contained in Item 5.02(c) is incorporated herein by reference.

(c)

On August 8, 2006, the Board of Directors of Tripath Technology Inc. (the “Company”) appointed Kathleen M. Lahaye to serve as the Company’s Acting Chief Financial Officer, effective August 8, 2006. On August 10, 2006, Ms. Lahaye indicated to the Company that she will serve as the Company’s Acting Chief Financial Officer for a period of time ending no later than August 31, 2006.

Ms. Lahaye, age 42, has served as the Company’s Controller since January 2006. Prior to starting work for the Company in January 2006, Ms. Lahaye served as Interim Corporate Controller for UPEK Inc., a venture backed Biometric startup from April 2004 to September 2005. From January 2002 to April 2004 she served as Global Director of Finance/Corporate Controller for SuperH Inc., a Semiconductor Intellectual Property (SIP) licensing company. Prior to 2001, Ms. Lahaye held various senior financial positions with STMicroelectronics, a multi-billion dollar semiconductor manufacturer. Ms. Lahaye holds a BS degree in Accounting from St. Mary’s College of California and is a Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tripath Technology Inc.

By:	/s/ Adya S. Tripathi
Dr. Adya S. Tripathi
Chairman, President and Chief Executive Officer

Date: August 14, 2006